Exhibit 10.5

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

[WHITEWATER, MINNETONKA, MINNESOTA]

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IN MINNESOTA IS LIMITED TO A DEBT AMOUNT OF $5,561,879.00 UNDER CHAPTER 287 OF MINNESOTA STATUTES, TOGETHER WITH INTEREST THEREON AND WITH SUCH ADDITIONAL AMOUNTS AS MAY BE ADVANCED BY MORTGAGEE AND FOR WHICH NO MORTGAGE REGISTRY TAX IS PAYABLE PURSUANT TO MINNESOTA STATUTES § 287.05, SUBD. 4.

Mortgagor’s Organizational Identification Number: 4115095

                This MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Mortgage”), is made as of the 13th day of February, 2008, by BEHRINGER HARVARD WHITEWATER, LLC, a Delaware limited liability company (herein referred to as “Mortgagor”), whose address is c/o Behringer Harvard Funds, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 to Bank of America, N.A., a national banking association, whose address is 901 Main Street, 20th Floor, Dallas, TX 75202 Attention: Real Estate Loan Administration, (“Administrative Agent”) as Administrative Agent for the benefit of itself and the other Loan Parties.

RECITALS

A.            Behringer Harvard Opportunity OP I, LP, a Texas limited partnership (the “Operating Partnership”) and certain of its Subsidiaries, including Mortgagor, (the “Subsidiary Obligors”) (the Operating Partnership and Subsidiary Obligors are sometimes referred to herein, collectively, as “Borrowers”) may from time to time be indebted to the Loan Parties pursuant to that certain Credit Agreement dated of even date herewith (as modified, amended, renewed, restated or supplemented from time to time, the “Credit Agreement”), among Borrowers, Administrative Agent, L/C Issuer, Swap Bank and the Lenders (herein so called) now or hereafter made a party to the Credit Agreement (Administrative Agent, L/C Issuer, Swap Bank and Lenders, together with their respective successors and assigns, are herein called the “Loan Parties”).  The Credit Agreement evidences, in part, a $75,000,000 loan (with an option to increase the amount of such loan up to $150,000,000 as provided in the Credit Agreement) (the “Loan”).

B.            In connection with and pursuant to the terms of the Credit Agreement, Mortgagor hereby executes and delivers this Mortgage to Administrative Agent, for the ratable benefit of the Loan Parties.

ARTICLE 1

Definitions; Granting Clauses; Secured Indebtedness

Section 1.1.  Principal Secured.  This Mortgage secures the aggregate principal amount of Seventy Five Million and No/100 Dollars ($75,000,000.00), plus such additional amounts as Administrative Agent and the other Loan Parties may from time to time advance pursuant to the terms and conditions of this Mortgage, with respect to an obligation secured by a lien or encumbrance prior to the lien of this Mortgage or for the protection of the lien of this Mortgage, together with interest thereon.

Section 1.2.  Definitions.

(a)           In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders (all capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement):

“Administrative Agent” means Bank of America, N.A., a national banking association, as Administrative Agent, whose address is 901 Main Street, 20th Floor, Dallas, Texas 75202, Attention:  Real Estate Loan Administration, together with its successors and assigns in such capacity, each acting hereunder on behalf of the other Loan Parties.

“Debtor Relief Law” means any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the right of creditors.

“Loan” means the loan evidenced by the Credit Agreement and the Note.

“Mortgagor” means Behringer Harvard Whitewater, LLC, a Delaware limited liability company, whose address is 15601 Dallas Parkway, Suite 600, Addison, TX 75001 and its permitted successors and assigns.

“Note” means collectively, whether one or more, (a) each promissory note issued by Borrowers pursuant to the terms of the Credit Agreement, in the aggregate principal amount not to exceed $150,000,000.00, bearing interest as therein provided, containing a provision for, among other things, the payment of attorneys’ fees, and (b) all other notes given in substitution thereof or in modification, supplement, increase, renewal or extension thereof, in whole or in part, as provided in the Credit Agreement, whether in whole or in part or one or more, as any or all of such notes may from time to time be renewed, extended, supplemented, increased or modified, each bearing interest as provided in the Credit Agreement.  Additionally, the Credit Agreement provides that the principal balance of the Loan shall bear interest at a floating rate of interest subject to change from time to time.  The Loan matures 36 months after the date of this Mortgage.

“UCC” means the Minnesota Uniform Commercial Code, as amended from time to time.

(b)           Any term used or defined in the UCC, as in effect from time to time, and not otherwise defined in this Mortgage has the meaning given to the term in the UCC, as in effect from time to time, when used in this Mortgage. However, if a term is defined in Chapter 9 of the UCC differently than in another chapter of the UCC, the term has the meaning specified in Title 9.

Section 1.3.  Granting Clause.  In consideration of the provisions of this Mortgage and the sum of TEN DOLLARS ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Mortgagor, to secure the obligations of Mortgagor under the Loan Documents and all other matters and indebtedness constituting the Secured Indebtedness, Mortgagor does hereby MORTGAGE GRANT, WARRANT BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Administrative Agent as mortgagee, with the power of sale, for the following:  all estate, right, title and interest which Mortgagor now has or may hereafter acquire in and to the following Premises, Accessories and other rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto, including all homestead right and dower rights and all inchoate and contingent rights  (collectively, the “Property”):

(a)  Mortgagor’s right, title and interest in and to the real property described in Exhibit A which is attached hereto and incorporated herein by reference (the “Land”) together with (i) any and all buildings, structures, improvements, alterations or appurtenances now or hereafter situated or to be situated on the Land (collectively the “Improvements”); (ii) all rights, estates, powers, privileges and interests of whatever kind or character appurtenant or incident to the foregoing; and (iii) all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to (1) all common area and other use rights, tenements, hereditaments, streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining or appurtenant to any of the Land or the Improvements; (2) any strips or gores between the Land and abutting or adjacent properties; and (3) all options to purchase the Land or the Improvements or any portion thereof or interest therein, and any greater estate in the Land or the Improvements; and (4) all water and water rights or shares of stock evidencing water rights, timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the “Premises”);

(b)  all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the “Accessories,” all of which are hereby declared to be permanent accessions to the Land);

(c)  all (i) plans and specifications for the Improvements; (ii) Mortgagor’s rights, but not liability for any breach by Mortgagor, under all commitments (including any commitments for financing to pay any of the Secured Indebtedness, as defined below), insurance policies (or additional or supplemental coverage related thereto, including  from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity), Swap Transactions (as hereinafter defined), contracts and agreements for the design, construction, operation or inspection of the Improvements and other contracts and general intangibles (including but not limited to payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Premises or the Accessories or the operation thereof; (iii) deposits and deposit accounts arising from or related to any transactions related to the Premises or the Accessories (including but not limited to Mortgagor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents (hereinafter defined) for taxes, insurance or otherwise), rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts, (including deposit accounts), instruments, documents, promissory notes and chattel paper (whether tangible or electronic) arising from or by virtue of any transactions related to the Premises or the Accessories, and any account, securities account or deposit account (including, without limitation, reserve accounts and escrow accounts) from which Borrowers may from time to time authorize Administrative Agent to debit and/or credit payments due with respect to the Loan or any Swap Transaction, all rights to the payment of money from the counterparty under any Swap Transaction, and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Transaction; (iv) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories (without derogation of Article 3 hereof); (vi) as-extracted collateral produced from or allocated to the Land including, without limitation, oil, gas and other hydrocarbons and other minerals and all products processed or obtained therefrom, and the proceeds thereof; and (vii) engineering, accounting, title, legal, and other technical or business data concerning the Property, including software, which are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest;

(d)  all (i) accounts and proceeds (cash or non-cash and including payment intangibles) of or arising from the properties, rights, titles and interests referred to above in this Section 1.3, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto, including  from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity) relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; (ii) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; (iii) all commercial tort claims Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; and (iv) other interests of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.3 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Mortgagor in any of the property referred to above in this Section 1.3 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Mortgagor in or to the property demised under the lease creating the leasehold estate;

TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the “Property”), unto Administrative Agent, and to its successors and assigns, forever, subject to the terms, provisions and conditions herein set forth, to secure the obligations of Mortgagor under the Credit Agreement and Loan Documents (as hereinafter defined) and all other indebtedness and matters defined as “Secured Indebtedness” (as hereinafter defined).

Section 1.4.  Security Interest.  Mortgagor hereby grants to Administrative Agent a security interest in all of the Property which constitutes personal property or fixtures, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the “Collateral”) to secure the obligations of Mortgagor under the Note, Credit Agreement and Loan Documents and all other indebtedness and matters defined as Secured Indebtedness in Section 1.5 of this Mortgage.  In addition to its rights hereunder or otherwise, Administrative Agent shall have all of the rights of a secured party under the UCC, as in effect from time to time, or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law.

Section 1.5.  Secured Indebtedness, Note, Loan Documents, Other Obligations.    This Mortgage is made to secure and enforce the payment and performance of the following promissory notes, obligations, indebtedness, duties and liabilities and all renewals, extensions, supplements, increases, and modifications thereof in whole or in part from time to time

(collectively the “Secured Indebtedness”): (a) the Note; and (b)  all indebtedness, liabilities, duties, covenants, promises and other obligations whether joint or several, direct or indirect, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts, owed by Mortgagor and Borrowers to the Loan Parties, now or hereafter incurred or arising pursuant to or permitted by the provisions of the Credit Agreement, the Note, this Mortgage, or any other document now or hereafter evidencing, governing, guaranteeing, securing or otherwise executed by Mortgagor, the other Borrowers or Guarantor (as defined in the Credit Agreement) for the benefit of any of the Loan Parties in connection with the Loan and any Letter of Credit issued in connection therewith, including but not limited to the Credit Agreement, any L/C Obligations and Letter of Credit Application (as each term is defined in the Credit Agreement) issued in accordance with the Credit Agreement, whether or not for the account or benefit of Mortgagor, tri-party financing agreement, Master Agreement relating to any Swap Transactions or other agreement between any Borrower and Swap Bank, or among Borrower, Administrative Agent, Lenders and any other Loan Parties, pertaining to the repayment or use of the proceeds of the Loan and any L/C Obligations (the Note, the Credit Agreement, this Mortgage, any Master Agreement relating to any Swap Transactions and such other documents, as they or any of them may have been or may be from time to time renewed, extended, supplemented, increased or modified, being herein sometimes collectively called the “Loan Documents”).  For purposes of this Mortgage, the term “Swap Transaction” means any agreement, whether or not in writing, entered into between any Borrower and a Lender acceptable to the Required Lenders (such financial institution is referred to herein as “Swap Bank”) relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between a Swap Bank and any Borrower, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

ARTICLE 2

Representations, Warranties and Covenants

Section 2.1.  Mortgagor represents, warrants, and covenants as follows (with respect to representations and warranties, except as otherwise disclosed to Administrative Agent in writing):

(a)           Payment and Performance.  Mortgagor will make due and punctual payment of the Secured Indebtedness.  Mortgagor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Mortgage and the other Loan Documents and will not permit a default to occur hereunder or thereunder.  Time shall be of the essence in this Mortgage.

(b)           Title and Permitted Encumbrances.  Mortgagor has, in Mortgagor’s own right, and Mortgagor covenants to maintain, lawful, good and indefeasible title to the Property, is lawfully seized and possessed of the Property and every part thereof, and has the right to convey the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for (i) the matters, if any, set forth on Schedule B-1 of the mortgagee policy of title insurance issued to Administrative Agent and insuring the lien of this Mortgage, (ii) the liens and security interests evidenced by this Mortgage, (iii) statutory liens for real estate taxes and special assessments on the Property which are not yet delinquent, (iv) other liens and security interests (if any) in favor of Administrative Agent and (v) any other matters affecting the Property to which the Administrative Agent may consent in writing, which consent may be given in Administrative Agent’s sole discretion (the matters described in the foregoing clauses (i), (ii), (iii), (iv), and (v) being herein called the “Permitted Encumbrances”).  Mortgagor will warrant generally and forever defend title to the Property, subject as aforesaid, to Administrative Agent and its successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof.  Mortgagor will, prior to delinquency, punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Administrative Agent.  Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Administrative Agent of any existing or future violation or other breach thereof by Mortgagor, by the Property or otherwise.  No part of the Property constitutes all or any part of the principal residence of Mortgagor if Mortgagor is an individual.  If any right or interest of Administrative Agent in the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Administrative Agent (whether or not named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Administrative Agent, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims.  All expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby promises to pay owing by Mortgagor to Administrative Agent), and the party (Administrative Agent) making such expenditures shall be subrogated to all rights of the person receiving such payment.

(c)           Taxes and Other Impositions.  Mortgagor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, prior to delinquency, including but not limited to all real estate taxes assessed against the Property or any part thereof; and shall deliver to Administrative Agent, within fifteen (15) days after request by Administrative Agent, such evidence of the payment thereof as Administrative Agent may require.

(d)           No Other Liens.  Mortgagor will not, without the prior written consent of Administrative Agent, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Administrative Agent, Mortgagor will cause the same to be promptly discharged and released.  Notwithstanding the foregoing, Administrative Agent shall not unreasonably delay or withhold its consent to financing or leasing of certain types of office equipment, such as copiers or fax machines, provided, that, such office equipment (i) is readily replaceable, (ii) will not be used to store or hold any proprietary information or information necessary for the operation of the Improvements that is not readily available otherwise, and (iii) the underlying lease or financing documentation will provide Administrative Agent with notice of any defaults of Mortgagor under such documentation and the opportunity, but not the obligation, to cure such defaults within a period of at least thirty (30) days.  Mortgagor will own all parts of the Property and will not acquire any fixtures, equipment or other property (including software embedded therein) forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Administrative Agent.  If Administrative Agent consents to the voluntary grant by Mortgagor of any deed of trust or mortgage, lien, security interest, or other encumbrance (hereinafter called “Subordinate Lien”) covering any of the Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Lien, any such Subordinate Lien shall contain express covenants to the effect that: (1) the Subordinate Lien is unconditionally subordinate to this Mortgage and all Leases (as hereinafter defined); (2) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Lien, no tenant of any of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Administrative Agent; (3) Rents (as hereinafter defined), if collected by or for the Administrative Agent of the Subordinate Lien, shall be applied first to the payment of the Secured Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Property in such order as Administrative Agent may determine, prior to being applied to any indebtedness secured by the Subordinate Lien; (4) written notice of default under the Subordinate Lien and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Lien or to seek the appointment of a receiver for all or any part of the Property shall be given to Administrative Agent with or promptly after the occurrence of any such default or commencement; and (5) neither the Administrative Agent of the Subordinate Lien, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Mortgagor’s rights hereunder without the prior written consent of Administrative Agent.

(e)           Further Assurances.  Mortgagor will, within a reasonable period of time following  request of Administrative Agent, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further mortgages, deeds of trust, security agreements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as deemed advisable by Administrative Agent in its commercially reasonable judgment to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) use best efforts to provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Administrative Agent to enable Administrative Agent to comply with the requirements or requests of any agency having jurisdiction over Administrative Agent or any examiners of such agencies with respect to the Secured Indebtedness, Mortgagor or the Property.  Mortgagor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Administrative Agent pursuant to this Mortgage.

(f)            Indemnification.

(i)            Mortgagor will indemnify and hold harmless the Loan Parties from and against, and reimburse them on demand for, any and all Indemnified Matters (hereinafter defined).  For purposes of this subparagraph (i), the term “Administrative Agent” shall include Administrative Agent and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent and the directors, officers, partners, employees, attorneys, agents and representatives of each of them.  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.  HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON.  Any amount to be paid under this paragraph (f) by Mortgagor to the Loan Parties shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to the Loan Parties pursuant to this Mortgage.  Upon demand by Administrative Agent, Mortgagor shall diligently defend any Indemnified Matter which affects the Property or is made or commenced against the Loan Parties, whether alone or together with Mortgagor or any other person, all at Mortgagor’s own cost and expense and by counsel to be approved by Administrative Agent in the exercise of its reasonable judgment.  In the alternative, at any time Administrative Agent may elect to conduct its own defense through counsel selected by Administrative Agent and at the cost and expense of Mortgagor.  Nothing in this paragraph, elsewhere in this Mortgage or in any other Loan Document shall limit or impair any rights or remedies of the Loan Parties (including without limitation any rights of contribution or indemnification) against Mortgagor or any other person under any other provision of this Mortgage, any other Loan Document, any other agreement or any applicable Legal Requirement.

(ii)           For purposes of this subparagraph (ii), the term “Loan Parties” shall include the Loan Parties and the directors, officers, partners, employees and agents of each of the Loan Parties, respectively, and any persons owned or controlled by, owning or controlling, or under common control or affiliated with the Loan Parties, respectively.  As used herein, the term “Indemnified Matters” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately withdrawn or defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by any of the Loan Parties at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Mortgage or any other Loan Document, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever at any time on or before the Release Date (hereinafter defined) any act performed or omitted to be performed hereunder or under any other Loan Document, any breach by Mortgagor of any representation, warranty, covenant, agreement or condition contained in this Mortgage or in any other Loan Document, any default as defined herein, any claim under or with respect to any Lease.  The term “Release Date” as used herein means the earlier of the following two dates:  (i) the date on which the indebtedness and obligations secured by this Mortgage have been paid and performed in full and the Mortgage has been released; or (ii) the date on which the lien of the Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by Mortgagor and their heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.  The indemnities in this paragraph (f) shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness the termination of any and all Swap Transactions, the discharge and release of this Mortgage and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

(g)           Taxes on Note or Mortgage.  Mortgagor will promptly pay all income, franchise and other taxes owing by Mortgagor and any stamp, documentary, recordation and transfer taxes or other similar taxes (unless such payment by Mortgagor is prohibited by law) which may be required to be paid with respect to the Loan, this Mortgage or any other instrument evidencing or securing any of the Secured Indebtedness.  In the event of the enactment after this date of any law of any governmental entity applicable to the Loan Parties, the Loan, the Property or this Mortgage deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon the Loan Parties the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the Laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Secured Indebtedness or the Loan Parties, then, and in any such event, Mortgagor, upon demand by Administrative Agent, shall pay such taxes, assessments, charges or liens, or reimburse the Loan Parties therefor; provided, however, that if in the opinion of counsel for Administrative Agent (i) it might be unlawful to require Mortgagor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, the Required Lenders may elect, by notice in writing given to Mortgagor, to declare all of the Secured Indebtedness to be and become due and payable ninety (90) days from the giving of such notice.

Section 2.2.  Performance by Administrative Agent on Mortgagor’s Behalf.  Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which under this Mortgage Mortgagor is required to perform or take, or to pay any money which under this Mortgage Mortgagor is required to pay, and such failure constitutes an Event of Default under this Mortgage, then Administrative Agent, in Mortgagor’s name or its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Administrative Agent and any money so paid by Administrative Agent shall be a demand obligation owing by Mortgagor to Administrative Agent (which obligation Mortgagor hereby promises to pay), shall be a part of the Secured Indebtedness, and Administrative Agent, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment.  Administrative Agent and its designees shall have the right to enter upon the Property at any time and from time to time for any such purposes.  No such payment or performance by Administrative Agent shall waive or cure any default or waive any right, remedy or recourse of Administrative Agent.  Any such payment may be made by Administrative Agent in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof.  Each amount due and owing by Mortgagor to Administrative Agent pursuant to this Mortgage shall bear interest, from the date such amount becomes due until paid, at the rate per annum provided in the Credit Agreement for interest on past due principal owed on the Loan, which interest shall be payable to Administrative Agent on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the Secured Indebtedness.  The amount and nature of any expense by Administrative Agent hereunder and the time when paid shall be fully established by the certificate of Administrative Agent or any of Administrative Agent’s officers or agents.

Section 2.3.  Absence of Obligations of Administrative Agent with Respect to Property.  Notwithstanding anything in this Mortgage to the contrary, including, without limitation, the definition of “Property” and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Property is composed of Mortgagor’s rights, title and interests therein but not Mortgagor’s obligations, duties or liabilities pertaining thereto, (ii) Administrative Agent neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of “Property” herein, either prior to or after obtaining title to such Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Administrative Agent may, at any time prior to or after the acquisition of title to any portion of the Property as above described, advise any party in writing as to the extent of Administrative Agent’s interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Property or matters related thereto.  Without limiting the generality of the foregoing, it is understood and agreed that Administrative Agent shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Property, as lessee under any lease or purchaser or seller under any contract or option unless Administrative Agent elects otherwise by written notification.

Section 2.4.  Authorization to File Financing Statements; Power of Attorney.  Mortgagor hereby authorizes Administrative Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage.  For purposes of such filings, Mortgagor agrees to furnish any information requested by Administrative Agent promptly upon request by Administrative Agent.  Mortgagor also ratifies its authorization for Administrative Agent to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Mortgage.  Mortgagor hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent of Administrative Agent, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such documents and to otherwise carry out the purposes of this Section 2.4, to the extent that Mortgagor’s authorization above is not sufficient.  To the extent permitted by law, Mortgagor hereby ratifies all acts said attorneys-in-fact shall lawfully do or cause to be done in the future by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

ARTICLE 3

Assignment of Rents and Leases

                Section 3.1.  Assignment.  As additional security for the Secured Indebtedness, (a) Mortgagor has executed of even date with this Mortgage, that certain Assignment of Leases and Rents (the “Assignment”), which Assignment will be recorded in the real property records in the county where the Property is located, which is incorporated herein by reference and contains other rights of Administrative Agent and the Loan Parties in the Rents and Leases (as defined below) and (b) Mortgagor does hereby absolutely and unconditionally assign, transfer and set over to Administrative Agent for the benefit of the Loan Parties, all Rents (hereinafter defined)

and all of Mortgagor’s rights in and under all Leases (hereinafter defined), subject however to a license hereby granted by Administrative Agent to Mortgagor to collect and receive and expend all of the Rents, subject to the terms and conditions hereof.  Upon the occurrence of an Event of Default hereunder, Administrative Agent shall have the right, power and privilege (but shall be under no duty) to terminate Mortgagor’s license to collect the Rents, which shall to the fullest extent permitted by applicable Law be sufficient action by Administrative Agent to entitle Administrative Agent to immediate and direct payment of the Rents (including delivery to Administrative Agent of Rents collected for the period in which the termination of Mortgagor’s license to collect the Rents occurs and for any subsequent period), for application as provided in this Mortgage, all without the necessity of any further action by Administrative Agent, including, without limitation, any action to obtain possession of any portion of the Property.  Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Administrative Agent upon the termination of Mortgagor’s license to collect the Rents, without further consent of Mortgagor, without any obligation to determine whether an Event of Default has in fact occurred and regardless of whether Administrative Agent has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by Administrative Agent to the tenants.  Any such payment to Administrative Agent shall constitute payment to Mortgagor under the Leases, and Mortgagor hereby appoints Administrative Agent as Mortgagor’s lawful attorney-in-fact for giving, and Administrative Agent is hereby empowered to give, acquaintances to any tenants for such payments to Administrative Agent after an Event of Default.  The assignment contained in this Section shall become null and void upon the release of this Mortgage.  As used herein:  (i) “Lease” means each existing or future lease, sublease (to the extent of Mortgagor’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use any part of or interest in the Property, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications, supplements and replacements of each such lease, sublease, agreement or guaranty; and (ii) “Rents” means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Property or arising from the use of enjoyment of any portion thereof or from any Lease, including but not limited to liquidated damages following default under any such Lease, or payments applicable to a termination of a Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from damage to any part of the Property, all of Mortgagor’s rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law, together with any sums of money that may now or at any time hereafter be or become due and payable to Mortgagor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Mortgagor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Property.

Section 3.2.  No Liability of Administrative Agent.  Administrative Agent’s acceptance of this assignment shall not be deemed to constitute Administrative Agent a “mortgagee in possession,” nor obligate Administrative Agent to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Mortgagor by any tenant and not as such delivered to and accepted by Administrative Agent.  Except to the extent required by law, Administrative Agent shall not be liable for any injury or damage to Person or property in or about the Property, or for Administrative Agent’s failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive.  Except to the extent required by law, neither the assignment of Leases and Rents nor enforcement of Administrative Agent’s rights regarding Leases and Rents (including collection of Rents) nor possession of the Property by Administrative Agent nor Administrative Agent’s consent to or approval of any Lease (nor all of the same), shall render Administrative Agent liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option.  If Administrative Agent seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose.  Administrative Agent neither has nor assumes any obligations as lessor or landlord with respect to any Lease.  The rights of Administrative Agent under this Article 3 shall be cumulative of all other rights of Administrative Agent under the Loan Documents or otherwise.

Section 3.3  Unilateral Subordination and Merger.  There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property without the prior written consent of Administrative Agent.  Administrative Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder.  Nothing herein shall be construed as subordinating this Mortgage to any Lease.

Section 3.4  Application of Rents.  Notwithstanding any provision of this Mortgage to the contrary, all Rents collected by Administrative Agent or a receiver shall be applied as follows:

(a)           to the payment of all reasonable fees of any receiver appointed by court;

(b)           to the payment of all tenant security deposits then owing to any lessee under any Lease pursuant to the provisions of Minn. Stat. § 504B.178, if applicable;

(c)           to the payment of all prior or current real estate taxes and special assessments with respect to the Property, or if the Loan Documents require periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(d)           to the payment of all premiums then due for the insurance required with respect to the Property by the provisions of the Loan Documents, or if the Loan Documents require periodic escrow payments for such premiums, to the escrow payments then due;

(e)           to the keeping of the covenants of a landlord pursuant to Minn. Stat. § 504B.161. subdivision 1, if applicable;

(f)            to the payment of costs incurred in normal maintenance and operation of the Property;

(g)           Subject to Mortgagor’s rights (if any) under Minn. Stat. § 580.30 and if received prior to any foreclosure sale of the Property pursuant to this Mortgage, first to the amount needed to reinstate this Mortgage, and then to Administrative Agent for the payment of the Secured Indebtedness but no such payment made after the acceleration of any or all of the Secured Indebtedness shall affect such acceleration;

(h)           if received during or with respect to the period of redemption after a foreclosure sale of the Property pursuant to this Mortgage:

(i)            if the purchaser at the foreclosure sale is not Administrative Agent, first to Administrative Agent to the extent of any deficiency of the sale proceeds to repay the Secured Indebtedness, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property; and

(ii)           if the purchaser at the foreclosure sale is Administrative Agent, to Administrative Agent to the extent of any deficiency of the sale proceeds to repay the Secured Indebtedness and the balance to be retained by Administrative Agent as a credit to the redemption price, but if the Property is not redeemed, then to Administrative Agent, whether or not such deficiency exists.

The rights and powers of Administrative Agent and any receiver under this Mortgage and the application of Rents under this Section 3.4 shall continue until the expiration of the redemption period from any foreclosure sale pursuant to this Mortgage, whether or not any deficiency remains after a foreclosure.

Section 3.5   Statutory Remedies.   Administrative Agent’s rights and remedies hereunder upon the occurrence of an Event of Default shall include, without limitation, the fullest range and benefit of the rights and remedies made available to an assignee and/or mortgagee pursuant to Minn. Stat. § 576.01 and Minn. Stat. § 559.17, as said statutes may be amended from time to time.  Nothing contained herein which may be construed as contrary to said statutes shall invalidate any other provision hereof.  In the event that Administrative Agent elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary or inconsistent terms contained in this Mortgage.  Thus, all Rents collected by Administrative Agent shall be applied first as provided by Minn. Stat. §576.01, subdivision 2, and then as otherwise herein provided.  The exercise by Administrative Agent of the statutory remedies referenced in this paragraph shall not constitute Administrative Agent a “mortgagee-in-possession” under Minnesota law, or give rise to any liability which might otherwise attach to Administrative Agent as a mortgagee-in-possession.

ARTICLE 4

Event of Default

Section 4.1.  Events of Default.  The occurrence of any one of the following shall be a default under this Mortgage (“Event of Default”):

(a)           Nonperformance of Covenants.  Any covenant, agreement or condition herein or in any other Loan Document (other than covenants otherwise addressed in another paragraph of this Section) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein or in such other Loan Document.

(b)           Default under Credit Agreement or other Loan Documents.  The occurrence of a Default under (and as defined in) the Credit Agreement or a default or event of default (however defined in) any other Loan Document (after giving effect to any notice or cure periods, if any).

Section 4.2.  Notice and Cure.  If any provision of this Mortgage or any other Loan Document provides for Administrative Agent to give to Mortgagor any notice regarding a default or incipient default, then if Administrative Agent shall fail to give such notice to Mortgagor as provided, the sole and exclusive remedy of Mortgagor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Loan and the Secured Indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Mortgagor shall have no right to damages or any other type of relief not herein specifically set out against Administrative Agent, all of which damages or other relief are hereby waived by Mortgagor.  Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

ARTICLE 5

Remedies

Section 5.1.  Certain Remedies.  If an Event of Default shall occur and be continuing, Administrative Agent may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

(a)           Acceleration; Termination.  Administrative Agent may at any time and from time to time declare any or all of the Secured Indebtedness immediately due and payable and may terminate any and all Swap Transactions.  Upon any such declaration, such Secured Indebtedness shall, thereupon be immediately due and payable, and such Swap Transactions shall immediately terminate, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor.

(b)           Enforcement of Assignment of Rents.  In addition to the rights of Administrative Agent under Article 3 hereof and under the Assignment, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Administrative Agent may: (1) collect and/or sue for the Rents in Administrative Agent’s own name, give receipts and releases therefor, and apply the same as provided in Section 3.4 hereof; and (2) require Mortgagor to transfer all security deposits and records thereof to Administrative Agent together with original counterparts of the Leases.

(c)           Foreclosure.  Administrative Agent may proceed to protect and enforce the rights of Administrative Agent hereunder (i) by any action at law, suit in equity or other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law, or (ii) by the foreclosure of this Mortgage by judicial proceedings or by advertisement, the power of sale being hereby expressly granted.  Mortgagor hereby grants to and confers upon Administrative Agent, on behalf of itself and the other Lenders, the fullest rights and remedies available for foreclosure of this Mortgage by action or by advertisement pursuant to Minnesota Statutes, Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement; and the power of sale granted Administrative Agent in this Mortgage shall include, without limitation, the power of sale required to permit, at Administrative Agent’s option, lawful foreclosure of this Mortgage by advertisement in accordance with the statutes then made and provided.  Nothing contained herein which may be construed as contrary to said statutes shall invalidate any other provision hereof, and said statutes shall control over any inconsistent provisions of this Mortgage.

(d)           Uniform Commercial Code.  Without limitation of Administrative Agent’s rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Administrative Agent may exercise its rights of enforcement with respect to the Collateral or any part thereof under the UCC, as in effect from time to time (or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (1)  Administrative Agent may enter upon Mortgagor’s premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the Collateral permitted under applicable law, to render it unusable; (2) Administrative Agent may require Mortgagor to assemble the Collateral and make it available at a place

Administrative Agent designates which is mutually convenient to allow Administrative Agent to take possession or dispose of the Collateral; (3) written notice mailed to Mortgagor as provided herein at least five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; provided that, if Administrative Agent fails to comply with this clause (3) in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC, as in effect from time to time (or under the Uniform Commercial Code, in force from time to time, in any other state to the extent the same is applicable law); (4) any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Property under power of sale as provided in paragraph (c) above in this Section 5.1; (5) in the event of a foreclosure sale, whether made by Administrative Agent under the terms hereof, or under judgment of a court, the Collateral and the other Property may, at the option of Administrative Agent, be sold as a whole; (6) it shall not be necessary that Administrative Agent take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (7) with respect to application of proceeds from disposition of the Collateral under Section 5.2 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses (including, without limitation, the allocated costs for in-house legal services) incurred by Administrative Agent; (8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any Event of Default, or as to Administrative Agent having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Administrative Agent, shall be taken as prima facie evidence of the truth of the facts so stated and recited; (9) Administrative Agent may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Administrative Agent, including the sending of notices and the conduct of the sale, but in the name and on behalf of Administrative Agent; (10) Administrative Agent may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral; (11) Administrative Agent may sell the Collateral without giving any warranties as to the Collateral, and specifically disclaim all warranties including, without limitation, warranties relating to title, possession, quiet enjoyment and the like, and all warranties of quality, merchantability and fitness for a specific purpose, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral; (12) Mortgagor acknowledges that a private sale of the Collateral may result in less proceeds than a public sale; and (13) Mortgagor acknowledges that the Collateral may be sold at a loss to Mortgagor, and that, in such event, subject to applicable law, Administrative Agent shall have no liability or responsibility to Mortgagor for such loss.

(e)           Lawsuits.  Administrative Agent may, to the fullest extent permitted by applicable law, proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction.

(f)            Entry on Property.  Administrative Agent is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property.  Administrative Agent shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose.  All costs, expenses and liabilities of every character incurred by Administrative Agent in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Mortgagor (which obligation Mortgagor hereby promises to pay) to Administrative Agent pursuant to this Mortgage.  If necessary to obtain the possession provided for above, Administrative Agent may invoke any and all legal remedies to dispossess Mortgagor.  In connection with any action taken by Administrative Agent pursuant to this Section, Administrative Agent shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property or any part thereof, or from any act or omission of Administrative Agent in managing the Property unless such loss is caused by the gross negligence, willful misconduct or bad faith of Administrative Agent, nor shall Administrative Agent be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising.  Mortgagor hereby assents to, ratifies and confirms any and all lawful actions of Administrative Agent with respect to the Property taken under this Section.

(g)           Receiver.  Administrative Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the Secured Indebtedness, and Mortgagor does hereby irrevocably consent to the appointment of such receiver or receivers, waives notice of such appointment, of any request therefor or hearing in connection therewith, and any and all defenses to such appointment, agrees not to oppose any application therefor by Administrative Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Administrative Agent to application of Rents as provided in this Mortgage.  Nothing herein is to be construed to deprive Administrative Agent of any other right, remedy or privilege it may have under the law to have a receiver appointed.  Any money advanced by Administrative Agent in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby promises to pay) owing by Mortgagor to Administrative Agent pursuant to this Mortgage.  The receiver shall have all the rights, powers and remedies as provided by Minnesota statute or law, including without limitation, the rights of receiver pursuant to Minnesota Statutes Section 576.01, as amended.  Any such receiver shall, from the date of appointment through any period of redemption existing at law, collect the Rents and all other income of any kind, manage the Property so as to prevent waste, execute leases within or beyond the term of receivership, perform the terms of this Mortgage and apply the Rents, issues and profits to (i) the payment of the expenses enumerated in Minnesota Statutes Section 576.01, subd. 2 in the priority mentioned therein and (ii) as further provided in any assignment of rents executed by Mortgagor to Mortgagee (whether contained in this Mortgage or in a separate instrument). Mortgagor does hereby irrevocably consent to such appointment.

(h)           Powers of Administrative Agent.  To the extent permitted by Minnesota law, Administrative Agent may, either directly or through an agent or court-appointed receiver, and without regard to the adequacy of any security for the Secured Indebtedness:

(i)            enter, take possession of, manage, operate, protect, preserve and maintain, and exercise any other rights of an owner of, the Property, and use any other properties or facilities of Mortgagor relating to the Property, all without payment of rent or other compensation to Mortgagor;

(ii)           enter into such contracts and take such other action as Administrative Agent deems appropriate to complete all or any part of the Improvements or any other construction on the Land, subject to such modifications and other changes in the Improvements or the plan of development as Administrative Agent may deem appropriate;

(iii)          make, cancel, enforce or modify leases, obtain and evict tenants, fix or modify Rents and, in its own name or in the name of Mortgagor, otherwise conduct any business of Mortgagor in relation to the Property and deal with Mortgagor’s creditors, debtors, tenants, agents and employees and any other persons having any relationship with Mortgagor in relation to the Property, and amend any contracts between them, in any manner Administrative Agent may determine in its commercially reasonable judgment;

(iv)          subject to the terms of the Collateral Assignment, either with or without taking possession of the Property, notify obligors on any contracts that all payments and other performance are to be made and rendered directly and exclusively to Administrative Agent, and in its own name supplement, modify, amend, renew, extend, accelerate, accept partial payments or performance on, make allowances and adjustments and issue credits with respect to, give approvals, waivers and consents under, release, settle, compromise, compound, sue for, collect or otherwise liquidate, enforce or deal with any contracts or other rights, including collection of amounts past due and unpaid (Mortgagor agreeing not to take any such action, with respect to any obligation in excess of $5,000, during the continuation of an Event of Default without prior written authorization from Administrative Agent);

(v)           endorse, in the name of Mortgagor, all checks, drafts and other evidences of payment relating to the Property, and receive, open and dispose of all mail addressed to Mortgagor and notify the postal authorities to change the address for delivery of such mail to such address as Administrative Agent may designate; and

take such other action as Administrative Agent deems appropriate to protect the security of this Mortgage.

(i)            Termination of Commitment to Lend.  Administrative Agent may terminate any commitment or obligation to lend or disburse funds under any Loan Document or enter into any other credit arrangement to or for the benefit of Mortgagor.

(j)            Other Rights and Remedies.  To the extent permitted by Minnesota law, Administrative Agent may exercise any and all other rights and remedies which Administrative Agent may have under the Loan Documents, or at law or in equity or otherwise.

Section 5.2.  Proceeds of Foreclosure.  The proceeds held by Administrative Agent or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable Laws and to the extent consistent therewith as follows:  (i) FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all attorneys’ fees and legal expenses, advertising costs, auctioneer’s fees, costs of title rundowns and lien searches, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees,  all court costs and charges of every character and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and attorneys’ fees due and unpaid on the Loan and the amounts due and unpaid and owed to Administrative Agent under this Mortgage the order and manner of application to the items in this clause (all with interest at the rate per annum provided in the Credit Agreement all in Administrative Agent’s sole discretion; (ii) SECOND, to amounts due and payable to Swap Bank under any Swap Transactions, and (iii) THIRD, the remainder, if any, shall be paid to Mortgagor, or to Mortgagor’s successors or assigns, or such other persons (including the Administrative Agent or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Administrative Agent is uncertain which person or persons are so entitled, Administrative Agent may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys’ fees, court costs and expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

Section 5.3.  Administrative Agent as Purchaser.  Administrative Agent shall have the right to become the purchaser at any sale held by Administrative Agent or substitute or successor or by any receiver or public officer or at any public sale, and Administrative Agent shall have the right to credit upon the amount of Administrative Agent’s successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured Indebtedness held by any Loan Party.

Section 5.4.  Foreclosure as to Matured Debt.  Upon the occurrence of a default, Holder shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made.  The proceeds of such sale shall be applied as provided in Section 5.2 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST (modified as provided above) shall be applied to the prepayment (without penalty) of any other Secured Indebtedness in such manner and order and to such extent as Holder deems advisable, and the remainder, if any, shall be applied as provided in clause SECOND of Section 5.2 hereof.  Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness..

Section 5.5.  Remedies Cumulative.  All rights and remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Administrative Agent shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail themselves of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection and enforcement of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and by the Loan Documents.  The resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

Section 5.6.  Discretion as to Security.  Administrative Agent may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Administrative Agent in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

Section 5.7.  Mortgagor’s Waiver of Certain Rights.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay or extension, and Mortgagor, for Mortgagor, Mortgagor’s heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Property, to the extent permitted by applicable Law, hereby waives and releases all rights of valuation, appraisement, stay of execution, and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  To the extent permitted by applicable law, Mortgagor shall not have or assert any right under any statute or rule of Law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Administrative Agent under the terms of this Mortgage to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Administrative Agent under the terms of this Mortgage to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever.  To the extent permitted by applicable law, Mortgagor waives any right or remedy which Mortgagor may have or be able to assert pursuant to Minnesota Uniform Commercial Code, or any other provision of Minnesota Law, pertaining to the rights and remedies of sureties.  If any Law referred to in this Section and now in force, of which Mortgagor or Mortgagor’s heirs, devisees, representatives, successors or assigns or any other Persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such Law shall not thereafter be deemed to preclude the application of this Section.

Section 5.8.  Delivery of Possession After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor’s successors as owners of the Property are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of purchaser, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will.  After such foreclosure, any leases to tenants or subtenants that are subject to this Mortgage (either by their date, their express terms, or by agreement of the tenant or subtenant) shall, at the sole option of Administrative Agent or any purchaser at such sale, but subject to any express agreement between Administrative Agent and such tenant or subtenant, either (i) continue in full force and effect, and the tenant(s) or subtenant(s) thereunder will, upon request, attorn to and acknowledge in writing to the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from Administrative Agent or any purchaser or purchasers, terminate within thirty (30) days from the date of sale.  Subject to the foregoing, in the event the tenant fails to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Property (such as an action for forcible detainer) in any court having jurisdiction.

Section 5.9.  Effective as Mortgage.  This instrument shall be effective as a mortgage and upon the occurrence of an Event of Default may be foreclosed as to any of the Property in any manner permitted by applicable law, and any foreclosure suit may be brought by Administrative Agent; and to the extent, if any, required to cause this instrument to be so effective as a mortgage, Mortgagor hereby mortgages the Property to Administrative Agent.  In the event a foreclosure hereunder shall be commenced by Administrative Agent, or his substitute or successor, Administrative Agent may at any time before the sale of the Property abandon the sale, and may then institute suit for the collection of the Secured Indebtedness, and for the foreclosure of this Mortgage.  It is agreed that if Administrative Agent should institute a suit for the collection of the Secured Indebtedness and for the foreclosure of this Mortgage, Administrative Agent may at any time before the entry of a final judgment in said suit dismiss the same, and Administrative Agent, his substitute or successor may sell the Property in accordance with the provisions of this Mortgage.

ARTICLE 6

Miscellaneous

Section 6.1.  Scope of Mortgage.  This Mortgage is a mortgage of both real and personal property, a security agreement, an assignment of rents and leases, a financing statement and fixture filing and a collateral assignment, and also covers proceeds and fixtures.

Section 6.2.  Effective as a Financing Statement and Fixture Filing.  This Mortgage covers goods which are or are to become fixtures.  This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures now or hereafter included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated.  This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection (e) of Section 9.103 of the Minnesota Uniform Commercial Code, as amended, and similar provisions (if any) of the Uniform Commercial Code as enacted in any other state where the Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated.  This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office.  The owner of the Property is Mortgagor.  The mailing address of Mortgagor is the address of Mortgagor set forth at the beginning of this Mortgage and the address of Administrative Agent from which information concerning the security interests hereunder may be obtained is the address of Administrative Agent set forth at the beginning of this Mortgage.  Mortgagor is a limited liability company organized under the laws of Delaware and Mortgagor’s Organizational Identification Number is 4115095.  A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

Section 6.3.  Notice to Account Debtors.  In addition to the rights granted elsewhere in this Mortgage, Administrative Agent may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Administrative Agent directly.

Section 6.4.  Waiver by Administrative Agent.  Administrative Agent may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing; (b) consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property or any interest therein from the lien and security interest of this Mortgage, without the joinder of Administrative Agent; or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other Loan Document, without impairing or releasing the liability of any other party.  No such act shall in any way affect the rights or powers of Administrative Agent hereunder except to the extent specifically agreed to by Administrative Agent in such writing.

Section 6.5.  No Impairment of Security.  The lien, security interest and other security rights of Administrative Agent hereunder or under any other Loan Document shall not be impaired (except to the extent expressly stated therein) by any indulgence, moratorium or release granted by Administrative Agent including, but not limited to, any renewal, extension or modification which Administrative Agent may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Administrative Agent may grant in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness.  The taking of additional security by Administrative Agent shall not release or impair the lien, security interest or other security rights of Administrative Agent hereunder or affect the liability of Mortgagor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Property (without implying hereby Administrative Agent’s consent to any junior lien).

Section 6.6.  Acts Not Constituting Waiver by Administrative Agent.  Administrative Agent may waive any default without waiving any other prior or subsequent default.  Administrative Agent may remedy any default without waiving the default remedied.  Neither failure by Administrative Agent to exercise, nor delay by Administrative Agent in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Administrative Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified.  No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.  Remittances in payment of any part of the Secured Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Administrative Agent of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder notwithstanding any notation on or accompanying such partial payment to the contrary.

Section 6.7.  Mortgagor’s Successors.  If the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, Administrative Agent may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Secured Indebtedness in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor’s liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby.  No transfer of the Property, no forbearance on the part of Administrative Agent, and no extension of the time for the payment of the Secured Indebtedness given by Administrative Agent shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the Secured Indebtedness.  Unless agreed to in writing in connection with Administrative Agent’s consent to the transfer, each Mortgagor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Documents made by Administrative Agent and any subsequent owner of the Property, with or without notice to such Mortgagor, and no such modifications shall (i) impair the obligations of such Mortgagor under this Mortgage or any other Loan Document or (ii) increase the obligations of Mortgagor, unless consented to in writing by Mortgagor, under this Mortgage or any other Loan Document. Nothing in this Section or elsewhere in this Mortgage shall be construed to imply Administrative Agent’s consent to any transfer of the Property.

Section 6.8.  Place of Payment; Forum; Waiver of Jury Trial.  All Secured Indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Administrative Agent indicated at the end of this Mortgage).  Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any State court, or any United States federal court, sitting in Dallas, Texas, and to the non-exclusive jurisdiction of any State court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Mortgage or the Secured Indebtedness.  Mortgagor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any State court in which the Property is located, or any United States federal court, sitting in the State in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its address stated at the end of this Mortgage, or at a subsequent address of Mortgagor of which Administrative Agent received actual notice from Mortgagor in accordance with this Mortgage, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Mortgagor in any other court or jurisdiction.  TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR, ADMINISTRATIVE AGENT AND THE LOAN PARTIES EACH WAIVE THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT.

Section 6.9.  Subrogation to Existing Liens; Vendor’s/Purchase Money Lien. To the extent that proceeds of the Loan are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Administrative Agent at Mortgagor’s request, and Administrative Agent shall be subrogated to any and all rights, security interests and liens owned by any owner or Administrative Agent of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Mortgage shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Administrative Agent is subrogated hereunder.  It is expressly understood that, in consideration of the payment of such indebtedness by Administrative Agent, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness.  If all or any portion of the proceeds of the Loan or of any other Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, to the extent permitted by applicable law, no vendor’s or purchase money lien is waived.  To the extent permitted by applicable law, Administrative Agent shall have, and is hereby granted, a vendor’s or purchase money lien on the Property as cumulative additional security for the Secured Indebtedness.  Administrative Agent may foreclose under this Mortgage or under the vendor’s or purchase money lien without waiving the other or may foreclose under both.

Section 6.10.  Application of Payments to Certain Indebtedness.  If any part of the Secured Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such Secured Indebtedness, then all payments made shall be applied on said Secured Indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

Section 6.11.  Compliance with Usury Laws.  It is the intent of Mortgagor and Administrative Agent and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between Administrative Agent and Mortgagor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising.  In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Mortgage, the Credit Agreement, the Note or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the “Maximum Amount”).  If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document.  If Administrative Agent shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Mortgagor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal.  The right to accelerate maturity of the Loan or any other Secured Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Administrative Agent does not intend to charge or receive any unearned interest in the event of acceleration.  All interest paid or agreed to be paid to Administrative Agent shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount.  As used in this Section, the term “applicable law” shall mean the laws of the State of Minnesota, or the federal laws of the United States applicable to this transaction, whichever laws allow the greatest interest, as such laws now exist or may be changed or amended or come into effect in the future.

Section 6.12.  Release.

(a)           Release from Mortgage.  If (i) all of the Secured Indebtedness be paid as the same becomes due and payable and all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, and all Swap Transactions have been terminated and all other obligations under the Loan Documents, if any, of Administrative Agent and the Loan Parties for further advances and of L/C Issuer for issuance of Letters of Credit have been terminated, or (ii) Mortgagor is entitled to a release of this Mortgage in accordance with the terms of the Credit Agreement, then, and in that event only, all rights under this Mortgage shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and the Property shall be released by Administrative Agent in due form at Mortgagor’s cost.  Without limitation, all provisions herein for indemnity of Administrative Agent shall survive discharge of the Secured Indebtedness, the termination of any and all Swap Transactions and any foreclosure, release or termination of this Mortgage.

(b)           Partial Release; No Release in Default.  Administrative Agent may, regardless of consideration, cause the release of any part of the Property from the lien of this Mortgage without in any manner affecting or impairing the lien or priority of this Mortgage as to the remainder of the Property.  No partial release shall be sought, requested or required if an Event of Default has occurred which has not been cured.

(c)           Release Fee.  Mortgagor agrees to pay reasonable fees, not to exceed the maximum amounts legally permitted, for Administrative Agent’s rendering of services in connection with each partial or complete release of the Property from the lien of this Mortgage.

Section 6.13.  Notices.  Except to the extent otherwise required by applicable law, all such notices, demands, requests, consents and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to Subsection 6.3.2 of the Credit Agreement, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed or by (subject to Subsection 6.3.3 of the Credit Agreement) electronic mail address to Mortgagor, at the addresses set forth at the end of this Agreement or to Administrative Agent or the Loan Parties at the addresses specified for notices in the Credit Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

Section 6.14.  Invalidity of Certain Provisions.  A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 6.15.  Gender; Titles; Construction.  Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.  Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.  The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Mortgage and not to any particular Article, Section, paragraph or provision.  The term “person” and words importing persons as used in this Mortgage shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

Section 6.16.  Reporting Compliance.  Mortgagor agrees to comply with any and all reporting requirements imposed upon Mortgagor, Mortgagor’s affiliates, Guarantor, Guarantor’s affiliates with respect to the transaction evidenced by the Loan Documents and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Administrative Agent to furnish Administrative Agent with evidence of such compliance.

Section 6.17.  Mortgagor.  The obligations of Mortgagor hereunder shall be joint and several.  If any Mortgagor, or any signatory who signs on behalf of any Mortgagor, is a corporation, partnership or other legal entity, Mortgagor and any such signatory, and the person or persons signing for it, represent and warrant to Administrative Agent that this instrument is executed, acknowledged and delivered by Mortgagor’s duly authorized representatives. If Mortgagor is an individual, no power of attorney granted by Mortgagor herein shall terminate on Mortgagor’s disability.

Section 6.18.  Execution; Recording.  This Mortgage may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument.  The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Mortgage, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Mortgage shall be deemed to be the date reflected on the first page hereof.  Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Administrative Agent shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, mortgage registry tax, fees and other charges.

Section 6.19.  Successors and Assigns.  The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Administrative Agent and shall constitute covenants running with the Land.  All references in this Mortgage to Mortgagor shall be deemed to include all such heirs, devisees, representatives, successors and assigns of Mortgagor.

Section 6.20.  No Partnership, Etc..  The relationship between Administrative Agent and Mortgagor is solely that of lender and borrower.  Administrative Agent has no fiduciary or other special relationship with Mortgagor.  Nothing contained in the Loan Documents is intended to create any partnership, joint venture, association or special relationship between Mortgagor and Administrative Agent or in any way make Administrative Agent a co-principal with Mortgagor with reference to the Property.  All agreed contractual duties between or among Administrative Agent and Mortgagor are set forth herein and in the other Loan Documents and any additional implied covenants or duties are hereby disclaimed.  Any inferences to the contrary of any of the foregoing are hereby expressly negated.

Section 6.21.  Applicable Law.  THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 6.22.  No Merger of Estates.  So long as any part of the Secured Indebtedness remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Administrative Agent, any lessee, or any third party purchaser or otherwise.

Section 6.23  Entire Agreement.  The Loan Documents constitute the entire understanding and agreement between Mortgagor and Administrative Agent with respect to the transactions arising in connection with the Secured Indebtedness and supersede all prior written or oral understandings and agreements between Mortgagor and Administrative Agent with respect to the matters addressed in the Loan Documents.  Mortgagor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Administrative Agent to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

Section 6.24  Future Advances.

(a)           To the extent that this Mortgage secures future advances other than the advances evidenced by the Note, the amount of such advances is not currently known.  The acceptance of this Mortgage by Administrative Agent, however, constitutes an acknowledgment that Administrative Agent is aware of the provisions of Minnesota Statutes § 287.05, Subd. 5, and intends to comply with the requirements contained therein.

(b)           The representations contained in this Section 6.24 are made solely for the benefit of county recording authorities in determining mortgage registration tax (“MRT”) payable as a prerequisite to the recording of this Mortgage.  Mortgagor acknowledges that such representations do not constitute or imply an agreement by Administrative Agent to make any future advances to Mortgagor.

(c)           Notwithstanding any other provision of this Mortgage or any of the Loan Documents to the contrary, any amounts as to which MRT is payable shall not be secured by this Mortgage unless and until the tax is paid and any such tax due shall be paid by Mortgagor.

Section 6.25  Construction Mortgage.  This Mortgage constitutes a “construction mortgage” as defined in Section 9.334 of the Minnesota Uniform Commercial Code to the extent that it secures an obligation incurred for the construction of the Improvements, including the acquisition cost of the Land.

Section 6.26  Revolving Line of Credit.  The maximum principal indebtedness secured by this Mortgage is $5,561,879.00 (“Maximum Principal Amount”), which, for the purposes of Minn. Stat. § 287.05, subdivision 3, and Section 507.324, is and shall be a revolving line of credit under which advances, payments or readvances may be made from time to time, in accordance with the Loan Documents.  The maximum amount of said line of credit which may be secured by this Mortgage at any one (1) time is the Maximum Principal Amount.  Mortgagor hereby agrees that, if the outstanding, unpaid balance of the revolving line of credit under the Loan Documents is ever reduced to zero, or if at any time no property is subject to the lien and/or security interest of this Mortgage, novation shall not be deemed to have occurred, and the lien and security interest hereof shall be deemed to remain in full force and effect to secure any future advances made under said revolving line of credit and against any property thereafter added to the Mortgaged Property by amendment hereof.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Mortgagor has executed this instrument is executed by Mortgagor as of the date first written on page 1 hereof.

MORTGAGOR:

BEHRINGER HARVARD WHITEWATER, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III, Secretary

STATE OF TEXAS	§
§ ss. Dallas
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me this              day of February, 2008, by Gerald J. Reihsen, III, Secretary of Behringer Harvard Whitewater LLC, a Delaware limited liability company, on behalf such company.

Witness my hand and official seal.

Notary Public, State of Texas

My commission expires: